UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2021
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Morphic Holding, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38940	47-3878772
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive, A2
Waltham,	Massachusetts	02451
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 996-0955
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MORF	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

Appointment of Dr. Nisha Nanda as a Class III Director of the Company

Effective on August 19, 2021, the Board of Directors (the “Board”) of Morphic Holding, Inc. (the “Company”) appointed Dr. Nisha Nanda to serve on the Board as a Class III Director. Dr. Nanda shall hold office for a term expiring at the 2022 Annual Meeting of the Company’s stockholders , which is the next stockholder meeting at which Class III directors will be elected. There is no arrangement or understanding between Dr. Nanda and any other persons pursuant to which Dr. Nanda was selected as a director. Dr. Nanda is not a party to and does not have any direct or indirect material interest in any transaction with the Company required to be disclosed under Item 404(a) of Regulation S-K. The Board determined that Dr. Nanda qualifies as an independent director pursuant to the Securities Act of 1933, as amended and the listing standards of the Nasdaq Stock Market, in each case as currently in effect. Dr. Nanda also entered into the Company’s standard form of indemnity agreement for its directors and executive officers, which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on March 1, 2021.

Consistent with the Company’s compensation policy for non-employee directors, on August 19, 2021, Dr. Nanda was granted a stock option grant for 24,000 shares of the Company’s common stock, with an exercise price per share equal to the fair market value of the share on the date of grant (the “Initial Grant”). The Initial Grant will vest as follows: 25% will vest on the first anniversary of the date of grant and the remaining 75% will vest in eight substantially equal quarterly installments on each quarterly anniversary of the first anniversary of the date of grant, such that the Initial Grant will become fully vested and exercisable on the three-year anniversary of the date of grant, subject to Dr. Nanda’s continued service on each applicable vesting date. Pursuant to the Company’s compensation policy for non-employee directors, on the date of each annual meeting of the Company’s stockholders, following such meeting, she will also be entitled to an annual stock option grant for 12,000 shares of the Company’s common stock, with an exercise price per share equal to the fair market value of the share on the date of grant (the “Annual Grant”). The Annual Grant will vest on the one-year anniversary of the grant date, or if earlier, the next annual meeting of the Company’s stockholders, assuming continued service through such vesting date. The Initial Grant and the Annual Grant will each be issued under the Company’s 2019 Equity Incentive Plan and will accelerate in full upon a change of control. Dr. Nanda will also be entitled to the applicable annual cash retainer paid to non-employee directors under the Company’s compensation policy for non-employee directors.

Item 8.01 Other Events

The Company announced the election of Dr. Nanda by the Company’s Board in a Press Release furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press release issued by Morphic Holding, Inc. dated August 23, 2021.
104	The cover page on this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORPHIC HOLDING, INC.

Date: August 23, 2021	By:	/s/ Marc Schegerin
Marc Schegerin
Chief Financial Officer and Chief Operating Officer